Exhibit 10.03
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.    SHARES SUBJECT TO THE PLAN.
2.1.    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 13,470,229 plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Provided, however, that shares reserved and available for grant and issuance pursuant to subpart (i) – (v) of this Section 2.1 shall be issuable as Common Stock of the Company regardless of their series or class under the prior plan.
2.2.    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.    Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be automatically increased January 1 of each of the calendar years 2015 through 2024, by the lesser of (i) three percent (3%) of the number of Shares, Share equivalents, Class B Common Stock shares, and Class B Common Stock equivalents outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5.    Limitations. No more than 134,702,290 Shares shall be issued pursuant to the exercise of ISOs.
2.6.    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.    ELIGIBILITY. ISOs may be granted only to eligible Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than Three Million (3,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to be granted up to a maximum of Six Million (6,000,000) Shares in the calendar year in which they commence their employment.
4.    ADMINISTRATION.
4.1.    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;
(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(o)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(p)    make all other determinations necessary or advisable for the administration of this Plan; and
(q)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the

Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4.    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, or any other applicable law.
5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1.    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6.    Termination of Service.

(a)    Not for Death, Disability or Cause. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(b)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) six (6) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(d)    Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.
5.7.    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9.    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.    STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.    RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.    Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $1,000,000 in Performance Awards in any calendar year under this Plan.
10.2.    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).
11.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 1,000,000.
12.1.    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2.    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.    WITHHOLDING TAXES.
13.1.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.
13.2.    Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.    TRANSFERABILITY.
14.1.    Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.
14.2.    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the

Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1.    Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)    The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b)    The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c)    The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).
(d)    The full acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.
(e)    The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or reacquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.  All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.    “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
28.5.    “Board” means the Board of Directors of the Company.
28.6.    “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.
28.7.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.8.    “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.9.    “Common Stock” means the Class A common stock of the Company.
28.10.    “Company” means GoPro, Inc., or any successor corporation.
28.11.    “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.12.    “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.13.    “Director” means a member of the Board.
28.14.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.    “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
28.16.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.    “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.
28.19.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.    “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.21.    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22.    “IRS” means the United States Internal Revenue Service.
28.23.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
28.24.    “Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.26.    “Participant” means a person who holds an Award under this Plan.
28.27.    “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
28.28.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Billings;
(c)    Revenue;
(d)    Net revenue;

(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(f)    Operating income;
(g)    Operating margin;
(h)    Operating profit;
(i)    Controllable operating profit, or net operating profit;
(j)    Net Profit;
(k)    Gross margin;
(l)    Operating expenses or operating expenses as a percentage of revenue;
(m)    Net income;
(n)    Earnings per share;
(o)    Total stockholder return;
(p)    Market share;
(q)    Return on assets or net assets;
(r)    The Company’s stock price;
(s)    Growth in stockholder value relative to a pre-determined index;
(t)    Return on equity;
(u)    Return on invested capital;
(v)    Cash Flow (including free cash flow or operating cash flows)
(w)    Cash conversion cycle;
(x)    Economic value added;
(y)    Individual confidential business objectives;
(z)    Contract awards or backlog;
(aa)    Overhead or other expense reduction;
(bb)    Credit rating;
(cc)    Strategic plan development and implementation;

(dd)    Succession plan development and implementation;
(ee)    Improvement in workforce diversity;
(ff)    Customer indicators;
(gg)    New product invention or innovation;
(hh)    Attainment of research and development milestones;
(ii)    Improvements in productivity;
(jj)    Bookings;
(kk)    Attainment of objective operating goals and employee metrics; and
(ll)    Any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.29.    “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
28.30.    “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
28.31.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32.    “Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
28.33.    “Plan” means this GoPro, Inc. 2014 Equity Incentive Plan.
28.34.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.35.    “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

28.36.    “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
28.37.    “SEC” means the United States Securities and Exchange Commission.
28.38.    “Securities Act” means the United States Securities Act of 1933, as amended.
28.39.    “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Company may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, an employee shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.
28.40.    “Shares” means shares of the Common Stock and the common stock of any successor security.
28.41.    “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
28.42.    “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
28.43.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.44.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.45.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
FRENCH SUBPLAN

1. Introduction.
The Board of Directors (the “Board”) of GoPro, Inc. (the “Company”) has established the GoPro, Inc. 2014 Equity Incentive Plan (the “U.S. Plan”) to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, including those at the Company’s French Subsidiaries, of which the Company holds directly or indirectly at least 10% of the share capital (each a “French Entity”), by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.
Sections 4.1(o) and 4.5 of the U.S. Plan authorize the Committee (as defined in the U.S. Plan) to establish subplans and to modify the terms and conditions of any award granted to individuals outside the United States to the extent the Committee determines such actions to be necessary or advisable or to comply or facilitate compliance with applicable foreign laws and regulations. The Committee has determined that it is advisable to establish a subplan for the purpose of permitting restricted stock units (“RSUs”) granted to employees or officers of a French Entity to qualify for the specific tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a subplan of the U.S. Plan for the purpose of granting RSUs that qualify for the specific tax and social security treatment in France applicable to Company shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-Qualified RSUs”), to qualifying employees who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”). The terms of the U.S. Plan, as set out in Appendix A hereto, are subject to the limitations in the following rules, and together constitute the rules of the GoPro, Inc. 2014 Equity Incentive Plan French Subplan (this “French Subplan”).
Under this French Subplan, French Participants will be granted RSUs only as defined in Section 2 hereunder. The provisions of the U.S. Plan permitting the grant of incentive stock options, nonqualified stock options, restricted stock awards, stock bonus awards, stock appreciation rights and performance awards are not applicable to grants made under this French Subplan.
2. Definitions.
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:
(a) RSUs.
The term “RSUs” shall mean an award granted pursuant to Sections 9 and 12 of the U.S. Plan which is a promise by the Company to issue one Share for each RSU granted to a French Participant, at the end of a specified restricted period, provided certain vesting requirements are satisfied, for no consideration and to which any dividend and voting rights shall attach only upon the issuance of Shares at the time of vesting of the RSUs. RSUs will not be settled in cash.
(b) Date of Grant.
The term “Date of Grant” shall mean the date on which the Committee both (1) designates the French Participant, and (2) specifies the terms and conditions of the RSUs, including the number of Shares to be issued at a future date, the conditions for the vesting of the RSUs and the conditions for the issuance of the Shares underlying the RSUs by the Company, if any, and the conditions for the transferability of the Shares once issued, if any.
 (c) Vesting Date.
The term “Vesting Date” shall mean the date on which French Participants are entitled to receive the Shares related to the RSUs, as specified by the Committee. To qualify for the French specific tax and social security regime, such Vesting Date shall not occur prior to the expiration of the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended and applicable as of the Date of Grant, or the relevant sections of the French Tax Code or the French Social Security Code, as amended. Any additional conditions for the vesting may be provided for in the RSU award agreement for French Participants or other writing evidencing the RSUs provided by the Company.
(d) Closed Period.
The term “Closed Period” shall mean such period as set forth in Section L. 225-197-1 of the French Commercial Code, as amended, which is applicable to companies whose shares are listed on a regulated market and is as follows:
(i) Ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
(ii) Any period during which the corporate management of the Company involved in the governance of the Company (such as the Board or the Committee) possesses confidential information which could, if disclosed to the public, significantly impact the trading price of the Shares, until ten quotation days after the day such information is disclosed to the public.
If the French Commercial Code is amended after adoption of this French Subplan to modify the definition and/or the applicability of the Closed Periods to French-Qualified RSUs, such amendments shall become applicable to any French-Qualified RSUs granted under this French Subplan, to the extent required by French law.
(e) Disability.
The term “Disability” shall mean disability as defined under categories 2 ° and 3 ° of Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.
3. Eligibility to Participate.

(a) Subject to Sections 3(b) and (c) below, any French Participant who, on the Date of Grant and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”), or who is a managing corporate officer of a French Entity (e.g., Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), shall, at the discretion of the Committee, be eligible to receive RSUs under this French Subplan, provided that he or she also satisfies the eligibility conditions of the U.S. Plan.
(b) RSUs may not be issued to corporate officers of a French Entity, other than the managing corporate officers (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is an employee of a French Entity as defined by French law and is otherwise eligible to receive RSUs under the U.S. Plan.
(c) RSUs may not be issued under this French Subplan to employees or (managing) corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than eligible employees and (managing) corporate officers of the French Entities.
(d) To the extent permissible under French tax and social security laws, including guidelines and specific tax or social security rulings issued by French tax and social security authorities, any individual who is employed by the Company or a Subsidiary shall be eligible to receive RSUs under this French Subplan (provided that he or she also satisfies the eligibility conditions of the U.S. Plan) even if the individual is not a French tax resident and/or subject to the French social contribution regime on the Date of Grant, and such an individual shall be considered, to the extent applicable, as a French Participant.
4. Conditions of the RSUs.
(a) Vesting of RSUs.
RSUs will not vest prior to the Vesting Date defined under Section 2(c) above and provided any additional conditions for the vesting that may be provided for in the Restricted Stock Unit Award Agreement are satisfied. However, notwithstanding the foregoing, in the event of the death of a French Participant, all of his or her outstanding RSUs shall vest under the conditions set forth in Section 5 of this French Subplan.
(b) Holding of Shares.
The Shares issued pursuant to the RSUs held by the French Participants may be subject to a minimum mandatory holding period which may be required under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime, and the same may be imposed on such Shares for the French Participants to benefit from the specific tax and social security regime. This holding period will continue to apply even after the French Participant is no longer an employee or (managing) corporate officer of a French Entity or another Subsidiary, except in case of death or Disability of the French Participant.
In addition, the Shares may not be sold or transferred during certain Closed Periods as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, to the extent Closed Periods are applicable to Shares issued pursuant to this French Subplan.
(c) French Participant’s Account.

To the extent required to benefit from the French specific tax and social security regime, the Shares issued to a French Participant shall be recorded in the name of the French Participant in an account with the Company or a broker or in such other manner as the Company may otherwise determine to ensure compliance with any applicable restrictions and holding periods as provided by French law.
5. Death and Disability.
In the event of the death of a French Participant, any outstanding RSUs become transferable to the French Participant’s heirs, who can request the issuance of the Shares related to all outstanding RSUs within six months following the death of the French Participant. If Shares are not requested by the heirs within such six-month period, any outstanding RSUs will be forfeited at the end of such six-month period.
The French Participant’s heirs are not subject to the restrictions on the sale of Shares set forth in Section 4(b) above, if any.
In the event of Disability of the French Participant, the French Participant will no longer be subject to the restrictions on the sale of Shares set forth in Section 4(b) above, if any.
6. Adjustments and Change in Capital Structure.
In the event of a change in capitalization or a corporate transaction as set forth in Sections 2.6 and 21 of the U.S. Plan, adjustment to the terms and conditions of the French-Qualified RSUs or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal, tax and social security rules.
 Nevertheless, the Committee, in its discretion, may decide to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the RSUs may no longer qualify as French-Qualified RSUs and the specific tax and social security treatment may be lost. Assumption or substitution of the RSUs in case of a corporate transaction as well as an acceleration of vesting or waiver of holding periods, if any, or any other mechanism implemented upon a merger or change of control, or in any other events, may result in the RSUs being no longer eligible to the specific French tax and social security regime.
7. Disqualification of RSUs.
In the event changes are made to the terms and conditions of the RSUs or to the underlying Shares due to any requirements under the applicable laws or by decision of the Company’s shareholders, the Board or the Committee, the RSUs or underlying Shares may no longer qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.
If the RSUs or underlying Shares no longer qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, the Committee may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the RSUs or the sale of the Shares underlying the RSUs which may have been imposed under this French Subplan or in the RSU award agreement or other writing delivered to the French Participant.
In the event that any Restricted Stock Units or underlying Shares no longer qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial

Code, as amended, the holder of such Restricted Stock Units shall be ultimately liable and responsible for all taxes and/or social security contributions that he or she is legally required to pay in connection with such Restricted Stock Units or underlying Shares.
8. Interpretation.
It is intended that the RSUs granted under this French Subplan shall qualify for the specific tax and social security treatment applicable to French-Qualified RSUs granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. However, the Company makes no guarantee or undertaking that the RSUs will retain this status. The terms of this French Subplan shall be interpreted according to and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the guidance of the French tax and social security administrations and the relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of legal, tax and reporting obligations, as applicable.
9. Employment Rights.
The adoption of this French Subplan shall not confer upon the French Participants or any employee of a French Entity any employment rights, and shall not be construed as a part of any employment contracts that a French Entity has with its employees.
10. Non-Transferability.
Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death, the Restricted Stock Units shall not be transferred to any third party and Shares shall be issued only to the French Participant during his or her lifetime.
 11. Amendments.
Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate this French Subplan at any time.
 12. Effective Date and Term of French Subplan.
This French Subplan is effective as of June 6, 2016.

NOTICE OF RESTRICTED STOCK UNIT AWARD
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement (hereinafter “RSU Agreement”). You (“you”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement.

Name:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Expiration Date:		The date on which settlement of all RSUs granted hereunder occurs. This RSU expires earlier if your Service terminates earlier, as described in the RSU Agreement.
Vesting Schedule:
Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, 25% of the total number of RSUs will vest in four equal quarterly installments commencing on the Grant Date so long as your Service continues.

Additional Terms:	☒
If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company. By accepting this RSU, you consent to electronic delivery as set forth in the RSU Agreement.

GOPRO, INC. _________________________________________ Signature	PARTICIPANT _______________________________________ Signature
_________________________________________	_________________________________________
(Please print name)	(Please print name)
_________________________________________
(Please print title)

Attachment 1 to Notice of Restricted Stock Unit Award
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
Additional Terms and Conditions to Notice

Name:
Number of RSUs:
Date of Grant:

The following terms and conditions apply to the RSUs described above and granted pursuant to the Notice of Restricted Stock Unit Award to which this Attachment 1 is attached:
In the event of a Corporate Transaction (as defined in the Plan), the RSUs shall fully accelerate as to all Shares subject to the RSUs prior to the consummation of such event.

IN WITNESS WHEREOF, GoPro, Inc. has caused this Attachment to be executed by its duly‑authorized officer as of the Date of Grant.

_______________________________ FOR GOPRO, INC.
By:

Title:

RESTRICTED STOCK UNIT AGREEMENT
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this RSU Agreement.
1.    Settlement. Settlement of RSUs shall be made in the same calendar year as the applicable date of vesting under the vesting schedule set forth in the Notice; provided, however, that if the vesting date under the vesting schedule set forth in the Notice is in December, then settlement of any RSUs that vest in December shall be within 30 days of vesting. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this RSU Agreement.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you.
4.    No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If your Service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
6.    Tax Consequences. You acknowledge that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and you should consult a tax adviser regarding your tax obligations prior to such settlement or disposition in the jurisdiction where you are subject to tax.
7.    Withholding Taxes and Stock Withholding. To the extent the Company or a Parent, Subsidiary or Affiliate (the “Employer”) is obligated to withhold income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of your RSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are subject to Section 16 under the Exchange Act, then withholding taxes shall be paid through a mandatory sale arranged by the Company, unless such a sale would be prohibited by law, in which case the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
8.    Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this RSU Agreement and the provisions of the Plan. You: (i) acknowledge receipt of a copy of the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Notice.
9.    Entire Agreement; Enforcement of Rights. This RSU Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this RSU Agreement, nor any waiver of any rights under this RSU Agreement, shall be effective unless in writing and signed by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.
10.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
11.    Governing Law; Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this RSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in the County of San Mateo, or the federal courts of the United States for the Northern District of California and no other courts.
12.    No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without Cause.
13.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this RSU, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stocks@gopro.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically by you if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stocks@gopro.com. Finally, you understand that you are not required to consent to electronic delivery.
14.    Code Section 409A. For purposes of this RSU Agreement, a termination of service will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with your termination of service constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of service to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from your separation from service from the Company or (ii) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
15.    Award Subject to Company Clawback or Recoupment. The RSU shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your Service that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of your RSU (whether vested or unvested) and the recoupment of any gains realized with respect to your RSU.
BY ACCEPTING THIS RSU, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF RESTRICTED STOCK UNIT AWARD FOR NON-U.S. PARTICIPANTS
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
GRANT NUMBER:_____________

Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement for Non-U.S. Participants (the “RSU Agreement”), including any applicable country-specific provisions in the appendix attached thereto (the “Appendix”). You have been granted an award of Restricted Stock Units (“RSUs”) over shares of Common Stock (“Shares”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement.

Name:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:		The date on which settlement of all RSUs granted hereunder occurs. This RSU expires earlier if your Service terminates earlier, as described in the RSU Agreement.
Vesting Schedule:
Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement and Appendix, the RSUs shall vest with respect to 25% of the Shares subject to the RSUs on each of the first four anniversaries of the Date of Grant.

Additional Terms:	☐
If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company, as set forth in the attached RSU Agreement and Appendix. By accepting this award of RSUs, you consent to electronic delivery as set forth in the attached RSU Agreement and Appendix.

GOPRO, INC. _________________________________________ Signature	PARTICIPANT _______________________________________ Signature
_________________________________________	_________________________________________
(Please print name)	(Please print name)
_________________________________________
(Please print title)

RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS

GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
You have been granted an award of Restricted Stock Units over Shares (the “RSUs”) by GoPro, Inc. (the “Company”) under its 2014 Equity incentive Plan (the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement for Non-U.S. Participants (the “RSU Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) (the RSU Agreement and Appendix, collectively, the “Agreement”).
1.    Settlement. Settlement shall mean the delivery of the Shares pursuant to the vested RSUs. Settlement of RSUs shall be in whole Shares only and shall be made in the same calendar year as the applicable date of vesting under the vesting schedule set forth in the Notice. If the vesting of the RSUs results in a fractional Share, such fractional Share shall be rounded down to the nearest whole Share, and you shall have no right to such fractional Share.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares subject to the RSUs and shall have no right to dividends or to vote such Shares.
3.    Dividend Equivalents. If dividends are declared and paid (whether in cash or Shares) on Common Stock prior to settlement of your RSUs, dividend equivalents shall not be credited to you.
4.    No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination.
(a)    General Rule. If your Service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and any rights you have to such RSUs and the underlying Shares shall immediately terminate. For purposes of the RSU award, your Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing Service or the terms of your employment or service agreement, if any) and will not be extended by any notice period (e.g., active Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee, in its sole discretion, shall determine when you are no longer actively providing Services for purposes of this RSU award (including whether you may still be considered to be providing Services while on a leave of absence).
6.    Tax Consequences. You acknowledge that you may incur liability for Tax-Related Items (defined below) in connection with the RSUs or Shares, if any, received in connection therewith, and you should consult a tax advisor regarding your Tax-Related Items obligations prior to accepting this award of RSUs.

7.    Withholding Taxes and Stock Withholding. You acknowledge that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate employing or retaining you (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting, settlement, assignment, release or cancellation of the RSUs, the subsequent sale of Shares acquired pursuant to the RSUs and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, you agree to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above prior to the Tax-Related Items withholding event.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan or your receipt of Shares that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
8.    Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Appendix) and the provisions of the Plan. You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the RSUs subject to all of the terms and conditions set forth in the Notice, this Agreement (including the Appendix) and the Plan.
9.    Entire Agreement; Enforcement of Rights. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the award of RSUs and receipt (if any) of the underlying Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement, or a similar Plan-related agreement with you or any other Participant, shall not be construed as a waiver of any rights of such party.
10.    Compliance with Laws and Regulations. Any issuance or transfer of Shares in connection with this award of RSUs will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted at the time of such issuance or transfer. Any such Shares issued or transferred shall be endorsed with appropriate legends, if any, as determined by the Company in its sole discretion.
11.    Governing Law; Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in the Country of San Mateo, or the federal courts of the United States for the Northern District of California and no other courts.
12.    No Rights as Employee, Director or Consultant. This Agreement, the RSU grant and your participation in the Plan shall not create a right to Service and shall not affect in any manner whatsoever the right or power of the Company, or the Employer, to terminate your Service, for any reason, with or without Cause.
13.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of the RSUs, you consent to the electronic delivery of the Notice, this Agreement (including the Appendix), the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs or to your current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Further, you agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stocks@gopro.com.

You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stocks@gopro.com. Finally, you understand that you are not required to consent to electronic delivery. However, if you do not consent, or if you later seek to revoke your consent, the Company will not be able to grant you RSUs or other equity awards or administer or maintain such awards.
14.    Code Section 409A. To the extent applicable, for purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from your separation from service from the Company or (b) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
15.    Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your providing Services to the Company or any Subsidiary or Affiliate that is applicable to executive officers, Employees, Directors or other Service providers of the Company or its Subsidiary or Affiliates, and in addition to any other remedies available under such policy and applicable law may require the cancellation of your RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to your RSUs.
16.    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;

(e)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;
(f)    the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary or Affiliate;
(h)    the RSUs and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer, or any Subsidiary or Affiliate;
(i)    unless otherwise agreed with the Company, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of the Employer, or any Subsidiary or Affiliate;
(j)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of your Service with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its Subsidiaries or Affiliates, waive your ability, if any, to bring any such claim, and release the Company, its Subsidiaries and Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(l)    neither the Company nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares subject to the RSUs.
17.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
18.    Data Privacy.
(a)    You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan (“Data”).
(b)    You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
(c)    You understand that Data will be transferred to a Company-designated Plan broker (E*TRADE Securities, LLC) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorizes the Company, its designated Plan broker (E*TRADE Securities, LLC) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant RSUs or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
19.    Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are solely responsible for ensuring your compliance with any applicable restrictions and are advised to consult your personal legal advisor on this matter.
21.    Foreign Asset/Account Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds of dividends paid on Shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country within a certain time after receipt. You acknowledge that it is your responsibility to comply with such regulations, and you are advised to speak to your personal advisor on this matter.
22.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.    Appendix for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to the special terms and conditions for your country set forth in the Appendix to this RSU Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
BY ACCEPTING THIS AWARD OF RSUS, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE NOTICE, THIS AGREEMENT (INCLUDING THE APPENDIX) AND THE PLAN.

APPENDIX
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN

COUNTRY-SPECIFIC TERMS AND CONDITIONS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the GoPro, Inc. 2014 Equity Incentive Plan (the “Plan”), Notice of Restricted Stock Unit Award (the “Notice”) and the Restricted Stock Unit Agreement for Non-U.S. Participants (the “RSU Agreement”).
Terms and Conditions
This Appendix includes additional terms and conditions that govern the RSUs if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the one in which you are currently residing and/or working or if you move to another country after receiving the grant of the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to you.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs or sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
If you are a citizen or resident (or if you are considered as such for local law purposes) of a country other than the one in which you are currently residing and/or working or if you move to another country after receiving the grant of the RSUs, the information contained herein may not be applicable to you in the same manner.

AUSTRALIA
Notifications
Australia Offer Document. The offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Australia Offer Document for the Offer of Restricted Stock Units to Australian-Resident Employees.
AUSTRIA
Notifications
Exchange Control Information. If you hold Shares acquired under the Plan outside of Austria, you may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
When Shares are sold, you may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all your accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the RSUs, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the RSUs, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Notifications
Exchange Control Information. If you are a resident of or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include Shares acquired under the Plan. More frequent reporting is required if the aggregate value of such assets and rights exceeds US$100,000,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

Tax on Financial Transactions. If you repatriate the proceeds from the sale of Shares or receipt of any cash dividends and converts the funds into local currency, you may be subject to the Tax on Financial Transactions.

CHINA

Terms and Conditions

The following terms and conditions will be applicable to you to the extent that the Company, in its discretion, determines that your participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the PRC State Administration of Foreign Exchange (“SAFE”).

Vesting. The following provisions supplement the Vesting Schedule in the Notice and Section 1 of the RSU Agreement:

Notwithstanding anything to the contrary in the Notice or the Agreement, the RSUs will not vest and no Shares will be issued to you unless and until all necessary exchange control or other approvals with respect to the RSUs under the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the RSUs are scheduled to vest in accordance with the Vesting Schedule set forth in the Notice, the RSUs will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If your Service terminates prior to the Actual Vesting Date, you shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company, the Employer or any Subsidiary or Affiliate.

Settlement of RSUs and Sale of Shares. Notwithstanding anything to the contrary in the Plan or the Agreement, due to PRC exchange control restrictions you agree that any Shares acquired at settlement of the RSUs may be immediately sold at settlement or, at the Company’s discretion, at a later time (including when you terminate Service for any reason). If, however, the sale of the Shares is not permissible under the Company’s insider trading policy, the Company retains the discretion to postpone the issuance of the Shares subject to the vested RSUs until such time that the sale is again permissible and to then immediately sell the Shares subject to the RSUs. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of the Shares (on your behalf pursuant to this authorization), and you expressly authorize such broker to complete the sale of the Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to you in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items has been satisfied. Due to fluctuations in the share price and/or the United States Dollar exchange rate between the settlement date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining your tax liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuation in the share price and/or United States Dollar exchange rate.

Exchange Control Restrictions. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan or from any cash dividends paid or such Shares. You further understand that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or any Affiliate or Subsidiary, and you hereby consent and agree that the proceeds may be transferred to such account by the Company (or its designated broker) on your behalf prior to being delivered to you. You also acknowledge and understand that there may be a delay between the date the Shares are sold and the date the cash proceeds are distributed to you. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate such transfers.

The proceeds may be paid to you in United States Dollars or local currency at the Company’s discretion. If the proceeds are paid to you in United States Dollars, you understand that you will be required to set up a United States Dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, (i) you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) you agree to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are converted to local currency and distributed to you. You agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Notifications

Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, you may be subject to reporting obligations for the RSUs and/or the Shares acquired under the Plan and any Plan-related transactions. You should consult your personal legal advisor regarding the details of this reporting obligation.

FRANCE

Terms and Conditions

Type of Grant. The RSUs are granted as “French-qualified” RSUs and are intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended. The RSUs are granted subject to the terms and conditions of the French subplan to the GoPro, Inc. 2014 Equity Incentive Plan (the “French Subplan”).

Restrictions on Transfer of Award.
(a)    Minimum Mandatory Holding Period. You may not sell or transfer any Shares issued at vesting until the second anniversary of the Date of Grant, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime in France.
(b)    Closed Periods. You may not sell any Shares issued upon vesting of the French-qualified RSUs during certain Closed Periods (as defined in the French Subplan), to the extent applicable to the Shares underlying the French-qualified RSUs granted by the Company, as described in the French Subplan.
(c)    Effect of Termination of Employment. The restrictions described in provisions (a) and (b) above will continue to apply even if you are no longer an active Employee or managing corporate officer of the Company or a French Entity (as defined in the French Subplan).
Settlement. Notwithstanding anything to the contrary in the Agreement, settlement of French-qualified RSUs shall be made in the same calendar year as the applicable vesting date under the Vesting Schedule set forth in the Notice; provided, however, that if the vesting date under the Vesting Schedule set forth in the Notice falls in December, then settlement of any French-qualified RSUs that vest in December shall occur within 30 days of the applicable vesting date. Settlement of French-qualified RSUs shall be in Shares. Settlement means the delivery to you of the Shares vested under a French-qualified RSU. You shall not be entitled to fractional French-qualified RSUs or fractional Shares.
No Transfer. French-qualified RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during a French Participant's lifetime and upon death, only in accordance with Section 5 of the French Subplan, and only to the extent required by applicable law (including the provisions of Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended).

Termination. If your Service with the Company and its Subsidiaries or Affiliates terminates for any reason (except in the case of death or Disability, as defined in the French Subplan) prior to the satisfaction of the vesting conditions set forth in the Vesting Schedule of the Notice, any French-qualified RSUs that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither you nor any of your successors, heirs, assigns, or personal representatives thereafter will have any further rights or interests in such unvested French-qualified RSUs.
For purposes of the RSUs, your Service will be considered terminated as of the date you are no longer providing Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in France or the terms of your employment agreement, if any). The Committee shall have the sole discretion to determine whether such termination has occurred and the effective date of such termination.

Consent to Receive Information in English. By accepting the RSUs, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of those documents accordingly.

Consentement Relatif à l’ Utilisation de la Langue Anglaise. En acceptant l’ attribution (« RSUs »), vous confirmez avoir lu et compris le Plan et le Contrat d'Attribution (« Agreement »), qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. If you are a French resident and hold Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank). In the case of payments made or received in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was made or received. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You understand that if you receive a payment in excess of this amount, you are responsible for complying with applicable reporting requirements.

HONG KONG

Terms and Conditions

Settlement in Shares. Notwithstanding anything to the contrary in the Agreement or the Plan, vested RSU will be settled in Shares only and not in a cash equivalent amount.

Sale of Shares. Notwithstanding anything to the contrary in the Agreement or the Plan, in the event the RSUs vest such that Shares are issued or delivered to you or your heirs or representatives within six months of the Date of Grant, you agree that you or you or your heirs or representatives will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Securities Law Information: WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the documents, you should obtain independent professional advice. The RSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Directors or Consultants of the Company and its Subsidiaries or Affiliates. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs are intended only for the personal use of each eligible Employee, Director or Consultant of the Company or any Subsidiary or Affiliate and may not be distributed to any other person.

ITALY

Terms and Conditions

Data Privacy. The following provision replaces Section 18 of the RSU Agreement:

You understand that the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect our ability to participate in the Plan. The Controller of personal data processing is GoPro, Inc., with registered offices at 3000 Clearview Way, San Mateo, California 94402, USA, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is [NAME], with registered offices at [ADDRESS] Italy.

You further understand that the Company and its Subsidiaries and Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom you may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, you are aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.
Plan Document Acknowledgement. In accepting the award of RSUs, you acknowledge that you have received a copy of the Plan, the Notice and the Agreement and have reviewed the Plan, the Notice and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan, the Notice and the Agreement, including this Appendix.

You further acknowledge having read and specifically approve the following sections of the Notice and the RSU Agreement: Vesting, Settlement, Termination, Withholding Taxes and Stock Withholding, Nature of Grant, and the Data Privacy provision (as replaced by the above provision).

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also will apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax. Such tax is currently levied at an annual rate of 2 per thousand

(0.2%). The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. If you hold assets (e.g., Shares acquired under the Plan, proceeds from the sale of Shares and, possibly, RSUs) outside of Japan with a value exceeding ¥50 million as of December 31 of any calendar year, you are required to report such to the Japanese tax authorities by March 15 of the following year. You should consult with your personal tax advisor regarding the details of this reporting obligation.

KOREA

Notifications

Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds to Korea within three (3) years of the sale.

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to ensure compliance with applicable reporting requirements.

NETHERLANDS

There are no country-specific provisions.

PHILIPPINES

Notifications

Securities Law Information. You are permitted to dispose of or sell Shares acquired under the Plan, provided the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America

SPAIN

Terms and Conditions

Nature of Grant. The following provisions supplement Section 16 of the RSU Agreement:
In accepting the grant of the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs to individuals who may be employees of the Company or its Subsidiaries or Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any grant will not bind the Company or any Subsidiary or Affiliate, other than as expressly set forth in the Agreement. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired pursuant to settlement of the RSUs are not part of any employment contract (whether with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever.
Additionally, you understand that the vesting of the RSUs is expressly conditioned on your continued and active rendering of Service to the Company or a Subsidiary or Affiliate such that if your Service terminates for any reason (including for the reasons listed below), the RSUs will cease vesting immediately effective as of the date of termination of your Service (as described in Section 5 of the Agreement). This will be the case, for example, even if you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); you are dismissed for disciplinary or objective reasons or due to a collective dismissal; you terminate Service due to a change of work location, duties or any other employment or contractual condition; you terminate Service due to unilateral breach of contract of the Company or any of its Subsidiaries or Affiliates; or your Service terminates for any other reason.  Consequently, upon termination of your Service for any of the above reasons, you will automatically lose any rights to the RSUs granted to you to the extent that the RSUs have not yet become vested as of the date of your termination of Service, as described in Section 5 of the RSU Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Sections 5 and 16 of the RSU Agreement.
Finally, you understand that this grant would not be made to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.
Notifications

Securities Law Information. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Appendix) and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of these documents constitutes a public offering prospectus.
Exchange Control Information. You must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness if conditions are met. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan and/or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, you may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to you by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been exceeded for an individual item. Generally, you will only be required to report on an annual basis (by January 20 of each year, beginning with January 20, 2014); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting may be required. Additional information regarding this requirement is available on the Bank of Spain website at http://app.bde.es/clf_www/leyes.jsp?id=110740.
Foreign Asset/Account Reporting Information. You are required to report rights or assets deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of such Shares) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. If reporting is required, you must file the report on form 720 by March 31 following the end of the relevant year. A link to form 720, as well as the regulations under which form 720 was approved and a set of FAQs related to the filing of form 720, is available at http://www.agenciatributaria.es/AEAT.internet/Modelos_formularios/modelo_720.shtml.

SWITZERLAND

Notifications

Securities Law Information. The grant of the RSUs is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Finally, neither this document nor any other offering or marketing materials relating to the RSUs have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).

UNITED KINGDOM

Terms and Conditions

Withholding Taxes and Stock Withholding. The following provisions supplement Section 7 of the RSU Agreement:

If payment or withholding of the income tax due in connection with the RSUs is not made within ninety (90) days of the end of the tax year in which the relevant income tax becomes due or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by you to the Company or the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by you, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the RSU Agreement.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax due as described above. Instead, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit. You acknowledge that the Company or the Employer may recover such amount from you by any of the means referred to in Section 7 of the RSU Agreement.

Joint Election. As a condition of your participation in the Plan, you agree to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer’s NICs from you by any of the means set forth in Section 7 of the RSU Agreement.

If you do not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any Shares to you in settlement of the RSUs.

GOPRO, INC.

2014 EQUITY INCENTIVE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the GoPro, Inc. 2014 Equity Incentive Plan (the “Plan”) and the vesting of the restricted stock units (the “RSUs”) granted to you by GoPro, Inc. (the “Company”), you are required to enter into a joint election to transfer to you any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the RSUs, or in connection with future RSUs, granted to you under the Plan (the “Joint Election”).
If you do not agree to enter into the Joint Election, the RSUs will be of no value as (under the terms of the Restricted Stock Unit Agreement for Non-U.S. Participants (the “RSU Agreement”) and country-specific appendix attached thereto (the “Appendix”)) you will not be able to vest in the RSUs or receive any benefit in connection with the RSUs.
By entering into the Joint Election:

1)
you agree that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the RSUs (and the acquisition of ordinary shares of the Company) or other taxable events in connection with the RSUs will be transferred to you; and

2)	you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the RSU Agreement and/or the Joint Election.

PARTICIPANT’S ACKNOWLEDGEMENT

By signing below or checking the box on the E*TRADE website, which indicates that you have read all the associated documents provided to you or posted on such website and acknowledge and accept the terms and conditions of your grant/award of RSUs including the Joint Election to Transfer the Employer’s National Insurance Liability, you acknowledge that you have read and understood and agree to the terms and conditions applicable to the RSUs which are set forth in the RSU Agreement, the Appendix, and the Plan, including the acceptance of the transfer of the Employer’s Liability as described in the RSU Agreement and the attached Joint Election.

You should read the terms of the attached Joint Election carefully before accepting the terms and conditions set forth in the
RSU Agreement and the Joint Election.

You should print and keep a copy of the
Joint Election for your records.

GOPRO, INC.

2014 EQUITY INCENTIVE PLAN
FOR PARTICIPANTS LOCATED IN THE UNITED KINGDOM

FORM OF ELECTION TO TRANSFER THE EMPLOYER'S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1)	Parties

This Election is between:

a)
You, the individual who has obtained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive restricted stock units (the “RSUs”) pursuant to the terms and conditions of the GoPro, Inc. 2014 Equity Incentive Plan (the “Plan”), and

b)	GoPro, Inc. (the “Company”), of 3000 Clearview Way, San Mateo, California 94402 which may grant RSUs under the Plan and is entering this Election on behalf of the Employer.

2)	Purpose of Election

a)
This Election relates to the Employer's secondary Class 1 National Insurance Contributions (the “Employer's Liability”) which may arise on the occurrence of a “Taxable Event” which gives rise to relevant employment income within section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including but not limited to:

i)	the acquisition of securities pursuant to the RSUs (pursuant to section 477(3)(a) ITEPA); and/or

ii)	the assignment or release of the RSUs in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

iii)	the receipt of a benefit in connection with the RSUs (pursuant to section 477(3)(c) ITEPA); and/or

iv)	post-acquisition events relating to the RSUs or the securities acquired pursuant to the RSUs (within section 426 ITEPA); and/or

v)	post-acquisition events relating to the RSUs or the securities acquired pursuant to the RSUs (within section 438 ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

b)	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

c)	This Election applies to all RSUs granted to the Employee under the Plan on or after October 26, 2011 up to the termination date of the Plan.

d)
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5)
This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

3)	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer's Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by signing below or by checking the box on the E*TRADE website which indicates that the Employee has read all the associated documents provided to Employee or posted on such website and acknowledges and accepts the terms and conditions of his or her grant/award of RSUs including the Joint Election to Transfer the Employer’s National Insurance Liability and accepting the RSU, the Employee will become personally liable for the Employer’s Liability covered by this Election.

4)	Payment of the Employer's Liability

a)
The Employee and the Company acknowledge that the Employer is under a duty to remit the Employer's Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs, or such other period of time, as prescribed. The Employee agrees to pay to the Company and/or the Employer the Employer’s Liability on demand at any time on or after the Taxable Event and hereby authorizes the Company and/or the Employer to account for the Employer’s Liability to HM Revenue and Customs.

b)
Without limitation to Clause 4.1 above, the Employee hereby authorises the Company, the Employer and/or their authorized agents to collect the Employer's Liability from the Employee at any time on or after the Taxable Event through any method referred to in the relevant RSU agreement entered into between the Employee and the Company or otherwise permitted under the Plan, which may include (but is not necessarily limited to) one or more of the following:

i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

ii)	directly from the Employee by payment in cash or cleared funds; and/or

iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs.

c)
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer's Liability is collected from the Employee.

5)	Duration of Election

a)
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer's Liability becomes due. Any reference to the Company and/or the Employer shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and RSU agreement.

b)	This Election will continue in effect until the earliest of the following:

i)	such time as both the Employee and the Company agree in writing that it should cease to have effect;

ii)	on the date the Company serves written notice on the Employee terminating its effect;

iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

iv)	on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding RSUs granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by signing below or checking the box on the E*TRADE website which indicates that the Employee has read all the associated documents provided to Employee or posted on such website and acknowledges and accepts the terms and conditions of his or her grant/award of RSUs including the Joint Election to Transfer the Employer’s National Insurance Liability and accepting the RSUs, the Employee agrees to be bound by the terms of the Election as stated above.

Signature:
Print Name

Acceptance by the Company

The Company acknowledges that by signing below or by arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of the Election as stated above.

GoPro, Inc.
By:
Title:

SCHEDULE OF EMPLOYER COMPANIES

The Employers to which this Form of Election relates are:

GoPro, Inc.
3000 Clearview Way, San Mateo, California 94402, United States of America
Registered Number: [__]
Corporation Tax Reference: [__]
PAYE Reference: [__]

GoPro GmbH
Flößergasse 2, 81369 Munich Germany
Registered Number: [__]
Corporation Tax Reference: [__]
PAYE Reference: [__]

NOTICE OF STOCK APPRECIATION RIGHT AWARD
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (the “Notice”) and the Stock Appreciation Right Agreement (the “SAR Agreement”). You have been granted an award of Stock Appreciation Rights (the “SAR”) of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the SAR Agreement.

Name:
Address:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Fair Market Value on Date of Grant:
Total Number of Shares:
Expiration Date
Vesting Schedule:
The SAR becomes exercisable with respect to the first 25% of the Shares subject to the SAR when you complete 12 months of continuous Service from the Vesting Commencement Date. Thereafter, the SAR becomes exercisable with respect to an additional 1/48th of the Shares subject to the SAR when you complete each month of Service.

You acknowledge that the vesting of the SAR pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company. By accepting the SAR, you consent to electronic delivery as set forth in the SAR Agreement.

PARTICIPANT:	GOPRO, INC.
Signature:	By:
Print Name:	Its:
Date:	Date:

STOCK APPRECIATION RIGHT AWARD AGREEMENT
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
You have been granted an award of Stock Appreciation Rights (the “SAR”) by GoPro, Inc. (the “Company”), subject to the terms and conditions of the Plan, the Notice of Stock Appreciation Right Award (the “Notice”) and this Stock Appreciation Right Agreement (the “Agreement”).
1.    Grant of SAR. You have been granted a SAR for the number of Shares set forth in the Notice at the fair market value set forth in the Notice. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
2.    Termination Period.
(a)    General Rule. Except as provided below, and subject to the Plan, this SAR may be exercised for three months after your termination of Service. In no event shall this SAR be exercised later than the Expiration Date set forth in the Notice.
(b)    Death; Disability. If you die before your Service terminates, then this SAR will expire at the close of business at Company headquarters on the date 6 months after the date of death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this SAR will expire at the close of business at Company headquarters on the date 6 months after your termination date (subject to the expiration detailed in Section 6).
(c)    No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.
3.    Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this SAR may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.
4.    Exercise of SAR.
(a)    Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, termination for Cause or other termination, the exercisability of the SAR is governed by the applicable provisions of the Plan, the Notice and this Agreement. This SAR may not be exercised for a fraction of a Share.
(b)    Method of Exercise. This SAR is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the SAR, the number of Shares subject to the SAR to be exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. This SAR shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice and any applicable tax withholding due upon exercise of the SAR.

(c)    No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the SAR is exercised with respect to such Exercised Shares.
5.    Non-Transferability of SAR. This SAR may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during your lifetime only by you unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assign.
6.    Term of SAR. This SAR shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.
7.    Tax Consequences. You should consult a tax adviser for tax consequences relating to this SAR in their respective jurisdiction. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS SAR. If you are an Employee or a former Employee, the Company may be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from you and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise.
8.    Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including the grant, vesting or exercise of the SAR, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the SAR to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of the SAR, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this SAR, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date of the SAR exercise, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

9.    Acknowledgement. The Company and you agree that the SAR is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and is familiar with their provisions, and (iii) hereby accept the SAR subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
10.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
12.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.
13.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Service, for any reason, with or without cause.
14.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this SAR, you consent to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the SAR. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails.

Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery.
15.    Award Subject to Company Clawback or Recoupment. The SAR shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of your SAR (whether vested or unvested) and the recoupment of any gains realized with respect to your SAR.
BY ACCEPTING THIS SAR, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF STOCK BONUS AWARD
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
GRANT NUMBER:
Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (the “Notice”) and the attached Stock Bonus Award Agreement (the “Stock Bonus Agreement”). You (“you”) have been granted an award of Shares under the Plan (the “Stock Bonus Award”) subject to the terms and conditions of the Plan, this Notice and the attached Stock Bonus Agreement.

Name:
Address:
Number of Shares:
Date of Grant:
Vesting Commencement Date:	[March 10, June 10, September 10 or December 10]
Vesting Schedule:
[Subject to the limitations set forth in this Notice, the Plan and the Stock Bonus Agreement, 25% of the total number of Shares subject to the Stock Bonus Award will vest on the 12 month anniversary of the Vesting Commencement Date and 12.5% of the total number of Shares will vest on each six month anniversary thereafter so long as your Service continues.]

You acknowledge that the vesting of the Shares pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company. By accepting this Stock Bonus Award, you consent to electronic delivery as set forth in the Stock Bonus Agreement.

PARTICIPANT:	GOPRO, INC.
Signature:	By:
Print Name:	Its:

STOCK BONUS AWARD AGREEMENT
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
You have been granted a Stock Bonus Award (“Stock Bonus Award”) by GoPro, Inc. (the “Company”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (the “Notice”) and this Agreement.
1.    Issuance. Your Stock Bonus Award shall be issued in Shares, and the Company’s transfer agent shall record ownership of such Shares in your name as soon as reasonably practicable.
2.    Stockholder Rights. You shall have no right to dividends or to vote Shares until you are recorded as the holder of such Shares on the stock records of the Company and its transfer agent.
3.    No-Transfer. Unvested Shares subject to your Stock Bonus Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you or any person whose interest derives from your interest. “Unvested Shares” are Shares that have not yet vested pursuant to the terms of the vesting schedule set forth in the Notice.
4.    Termination. Upon your termination of Service for any reason, all Unvested Shares shall immediately be forfeited to the Company, and all of your rights to such Unvested Shares shall immediately terminate as of your termination date. In case of any dispute as to whether a termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
5.    Tax Consequences. YOU SHOULD CONSULT A TAX ADVISER BEFORE ACQUIRING THE SHARES IN THE JURISDICTION IN WHICH HE OR SHE IS SUBJECT TO TAX. Shares shall not be issued under this Agreement unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the acquisition or vesting of Shares.
6.    Withholding Taxes. Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items.
No stock certificates will be released to you unless you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be released when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
7.    Acknowledgement. The Company and you agree that the Stock Bonus Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accepts the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.
8.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
10.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.

10.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without cause.
11.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Stock Bonus Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Stock Bonus Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery.
12.    Award Subject to Company Clawback or Recoupment. The Stock Bonus Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of your Stock Bonus Award (whether vested or unvested) and the recoupment of any gains realized with respect to your Stock Bonus Award.
BY ACCEPTING THE STOCK BONUS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF STOCK OPTION GRANT
(International)
GOPRO, INC. 2014 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice of Grant”) and the Stock Option Agreement (the “Option Agreement”), including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”). You have been granted an Option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the Option Agreement.

Name:
Address:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise price per Share:
Total Number of Shares:
Type of Option:		_____ Non-Qualified Stock Option _____ Incentive Stock Option
Expiration Date		________ __, 20__; This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.
Vesting Schedule:
This Option becomes exercisable with respect to the first 25% of the Shares subject to this Option when you complete 12 months of continuous Service from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/48th of the Shares subject to this Option when you complete each month of Service.

Additional Terms:	☐
If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the Option Agreement. By accepting this Option, you consent to electronic delivery as set forth in the Option Agreement.

GOPRO, INC.
By:
Its:
Date:

STOCK OPTION AGREEMENT
GOPRO, INC. 2014 EQUITY INCENTIVE PLAN
You have been granted an Option by GoPro, Inc. (the “Company”) under the 2014 Equity Incentive Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice of Grant”) and this Stock Option Agreement (the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”), which constitutes part of this Agreement.
1.    Grant of Option. You have been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “exercise price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).
2.    Termination Period.
(a)    General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three months after your termination date (subject to the expiration detailed in Section 6). If your Service is terminated for Cause, this Option will expire upon the date of such termination. Your Service will be considered terminated as of the date you are no longer providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. The Committee shall have the exclusive discretion to determine whether you may still be considered to be providing services while on an approved leave of absence.
(b)    Death; Disability. If you die before your Service terminates (or you die within three months of your termination of Service to the Company other than for cause), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date 6 months after your termination date (subject to the expiration detailed in Section 6).
(c)    No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.
3.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This Option may not be exercised for a fraction of a Share.

(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate exercise price and any applicable tax withholding due upon exercise of the Option.
(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the exercise price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).
4.    Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at your election:
(a)    your personal check, wire transfer, or a cashier’s check;
(b)    certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;
(c)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)    other method authorized by the Company.
5.    Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or in a beneficiary designation. However, if this Option is designated as a NSO in the Notice of Grant, then the Committee (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of you only by you, your guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of you.
6.    Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Grant, which date is 10 years after the grant date (five years after the grant date if this Option is designated as an ISO in the Notice of Grant and Section 5.3 of the Plan applies).
7.    Tax Consequences. You should consult a tax advisor for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a)    Exercising the Option. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise.
(b)    Notice of Disqualifying Disposition of ISO Shares. If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition. You agree that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current compensation paid to you.
8.    Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section.

9.    Acknowledgement. The Company and you agree that the Option is granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.
10.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery. To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to the Option in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
11.    Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for your country set forth as an attachment to this Agreement (if any). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.    Compliance with Laws and Regulations. The Company will not permit anyone to exercise this Option if the issuance of shares at that time would violate any law or regulation, including without limitation all applicable state, federal and foreign laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
13.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.
14.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without Cause.
15.    Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted pursuant to the Plan.
16.    Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any Option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.
17.    Plan Discretionary; Extraordinary Compensation. You acknowledge and understand that the Plan is wholly discretionary in nature. You understand that the Company has reserved the right to amend, suspend or terminate the Plan at any time, and that the grant of an Option in one year or at any time does not in any way create any contractual or other right to receive future grants of Options or benefits in lieu of Options in any future year or in any given amount. You understand that all determinations with respect to any such future grants, including, but not limited to, the times when Options shall be offered and the vesting schedule will be at the sole discretion of the Company. The value of the Option is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not to be considered part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. You acknowledge that the right to be granted Options and to continue vesting or to receive further grants of Options will terminate effective as of the date upon which you receive notice of termination, regardless of when the termination is effective.
18.    Data Privacy.
(a)    You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its Parent, and Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan (“Data”).
(b)    You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
(c)    You understand that Data may be transferred to a Company-designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorizes the Company, its designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
19.    Award Subject to Company Clawback or Recoupment. The Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to executive officers, employees, directors or other remedies available under such policy and applicable law may require the cancelation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement between the parties.
BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

Appendix
[To be provided, if required.]

NOTICE OF STOCK OPTION GRANT
GOPRO, INC. 2014 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice of Grant”) and the Stock Option Agreement (the “Option Agreement”). You have been granted an Option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the Option Agreement.

Name:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise price per Share:
Total Number of Shares:
Type of Option:		_____ Non-Qualified Stock Option _____ Incentive Stock Option
Expiration Date:		______________; This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.
Vesting Schedule:
This Option becomes exercisable with respect to the first 25% of the Shares subject to this Option when you complete 12 months of continuous Service from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/48th of the Shares subject to this Option when you complete each month of Service.

Additional Terms:	☐
If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the Option Agreement. By accepting this Option, you consent to electronic delivery as set forth in the Option Agreement.

GOPRO, INC. _________________________________________ Signature	PARTICIPANT _______________________________________ Signature
_________________________________________	_______________________________________
(Please print name)	(Please print name)
_________________________________________
(Please print title)

STOCK OPTION AGREEMENT
GOPRO, INC. 2014 EQUITY INCENTIVE PLAN
You have been granted an Option by GoPro, Inc. (the “Company”) under the 2014 Equity Incentive Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice of Grant”) and this Stock Option Agreement (the “Agreement”).
1.    Grant of Option. You have been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “exercise price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).
2.    Termination Period.
(a)    General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three months after your termination date (subject to the expiration detailed in Section 6). If your Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when your Service terminates for all purposes under this Agreement.
(b)    Death; Disability. If you die before your Service terminates (or you die within three months of your termination of Service to the Company other than for cause), then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date 6 months after your termination date (subject to the expiration detailed in Section 6).
(c)    No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.
3.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This Option may not be exercised for a fraction of a Share.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised

Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate exercise price and any applicable tax withholding due upon exercise of the Option.
(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the exercise price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).
4.    Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at your election:
(a)    your personal check, wire transfer, or a cashier’s check;
(b)    certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;
(c)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)    other method authorized by the Company.
5.    Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or in a beneficiary designation. However, if this Option is designated as a NSO in the Notice of Grant, then the Committee (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of you only by you, your guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of you.
6.    Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Grant, which date is 10 years after the grant date (five years after the grant date if this Option is designated as an ISO in the Notice of Grant and Section 5.3 of the Plan applies).
7.    Tax Consequences. You should consult a tax advisor for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a)    Exercising the Option. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise.
(b)    Notice of Disqualifying Disposition of ISO Shares. If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition. You agree that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current compensation paid to you.
8.    Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section.

9.    Acknowledgement. The Company and you agree that the Option is granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.
10.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stocks@gopro.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stocks@gopro.com. Finally, you understand that you are not required to consent to electronic delivery.
11.    Compliance with Laws and Regulations. The Company will not permit anyone to exercise this Option if the issuance of shares at that time would violate any law or regulation, including without limitation all applicable state, federal and foreign laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
12.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California in the County of San Mateo, and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.

13.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without Cause.
14.    Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted pursuant to the Plan.
15.    Award Subject to Company Clawback or Recoupment. The Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to executive officers, employees, directors or other remedies available under such policy and applicable law may require the cancelation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement between the parties.
BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF PERFORMANCE SHARES AWARD

GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the GoPro, Inc. (the “Company”) 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Shares Award (the “Notice”) and the attached Performance Shares Award Agreement (the “Performance Shares Agreement”). You (the “you”) have been granted an award of Performance Shares (the “Performance Shares Award”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Performance Shares Agreement.

Name:
Address:
Number of Shares:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Performance Shares Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You acknowledge that the vesting of the Performance Shares Award pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company. By accepting the Performance Shares Award, you consent to electronic delivery as set forth in the Performance Shares Agreement.

PARTICIPANT:	GOPRO, INC.
Print Name:	Its:
Signature:	By:

PERFORMANCE SHARES AGREEMENT
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
You have been granted a Performance Shares Award (“Performance Shares Award”) by GoPro, Inc. (the “Company”), subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Shares Award (“Notice”) and this Agreement.
1.    Settlement. Your Performance Shares Award shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in your name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.
2.    Stockholder Rights. You shall have no right to dividends or to vote Shares until you are recorded as the holder of such Shares on the stock records of the Company and its transfer agent.
3.    No-Transfer. Your interest in this Performance Shares Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
4.    Termination. Upon your termination of Service for any reason, all of your rights under the Plan, this Agreement and the Notice in respect of this Award shall immediately terminate. In case of any dispute as to whether a termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
5.    Tax Consequences. YOU SHOULD CONSULT A TAX ADVISER BEFORE ACQUIRING THE SHARES IN THE JURISDICTION IN WHICH HE OR SHE IS SUBJECT TO TAX. Shares shall not be issued under this Agreement unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the acquisition or vesting of Shares.
6.    Withholding Taxes. Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items.
No stock certificates will be released to you unless you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
7.    Acknowledgement. The Company and you agree that the Performance Shares Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Performance Shares Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.
8.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
10.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.

10.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s Service, for any reason, with or without cause.
11.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Performance Shares Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Performance Shares Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [insert email]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, you understand that you are not required to consent to electronic delivery.
12.    Award Subject to Company Clawback or Recoupment. The Performance Shares Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of your Performance Shares Award (whether vested or unvested) and the recoupment of any gains realized with respect to your Performance Shares Award.
BY ACCEPTING THE PERFORMANCE SHARES AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF RESTRICTED STOCK AWARD
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
        GRANT NUMBER:    _______
Unless otherwise defined herein, the terms defined in the GoPro, Inc. 2014 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”) and the attached Restricted Stock Agreement (the “Restricted Stock Agreement”). You (“you”) have been granted the opportunity to purchase Shares of GoPro, Inc. (the “Company”) that are subject to restrictions (the “Restricted Shares”) and the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement.

Name:
Address:
Total Number of Restricted Shares Awarded:
Fair Market Value per Restricted Share:		$
Total Fair Market Value of Award:		$
Purchase Price per Restricted Share:		$
Total Purchase Price for all Restricted Shares:		$
Date of Grant
Total Number of Shares:
Vesting Commencement Date:
Vesting Schedule:
Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Agreement, 25% of the total number of Restricted Shares will vest on the 12 month anniversary of the Vesting Commencement Date and 12.5% of the total number of Restricted Shares will vest on each six month anniversary thereafter so long as your Service continues.

Additional Terms:	☐
If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing Service as an Employee, Director or Consultant of the Company. By accepting the Restricted Shares, you consent to electronic delivery as set forth in the Restricted Stock Agreement. If the Restricted Stock Agreement is not executed by you within thirty (30) days of the Date of Grant above, then this grant shall be void.

PARTICIPANT:	GOPRO, INC.
Signature	By:
Please Print Name	Its:

RESTRICTED STOCK AGREEMENT
GOPRO, INC.
2014 EQUITY INCENTIVE PLAN
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of __________________, _____ by and between GoPro, Inc., a Delaware corporation (the “Company”), and ___________________________________ (“Participant”) pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.
1.    Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Participant, and Participant agrees to purchase from the Company, the number of Shares shown on the Notice of Restricted Stock Award (the “Notice”) at a purchase price of $________ per Share. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.
2.    Time and Place of Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue a stock certificate registered in Participant’s name, or uncertificated shares designated for the Participant in book entry form on the records of the Company’s transfer agent, representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, (c) Participant’s personal Services that the Committee has determined have already been rendered to the Company and have a value not less than aggregate par value of the Shares to be issued Participant, or (d) a combination of the foregoing.
3.    Restrictions on Resale. By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing Service to the Company or a Subsidiary of the Company.
3.1    Repurchase Right on Termination Other Than for Cause. For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:
(i)    termination of Participant’s Service, whether voluntary or involuntary and with or without cause;
(ii)    resignation, retirement or death of Participant; or
(iii)    any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.
Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Purchase Price per Share (the “Repurchase Right”).

The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award. For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.
3.2    Exercise of Repurchase Right. Unless the Company provides written notice to Participant within 90 days from the date of termination of Participant’s Service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day. Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Participant’s termination of Service. The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by either (A) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of Participant’s Service unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Participant.
3.3    Acceptance of Restrictions. Acceptance of the Shares shall constitute Participant’s agreement to such restrictions and the legending of his or her certificates or the notation in the Company’s direct registration system for stock issuance and transfer of such restrictions and accompanying legends set forth in Section 4.1 with respect thereto. Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.
3.4    Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Shares or interest.
3.5    Assignment. The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.
4.    Stop Transfer Orders.
4.1    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
4.2    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
5.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Service, for any reason, with or without cause.
6.    Miscellaneous.
6.1    Acknowledgement. The Company and Participant agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
6.2    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
6.3    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
6.4    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.
6.5    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
6.6    Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to the Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.
6.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.
6.8    U.S. Tax Consequences. Unless an Election (defined below) is made, upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares. This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. In the absence of an Election, the Company shall satisfy the withholding requirements as set forth in Section 7 below. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.
7.    Withholding Taxes. Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items.
No stock certificates will be released to you unless you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be released from the Repurchase Right when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.
8.    Section 83(b) Election. Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Repurchase Right lapses. Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election. PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
9.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Restricted Stock Award, Participant consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Stock Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at [insert email]. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, Participant understands that Participant is not required to consent to electronic delivery.
10.    Award Subject to Company Clawback or Recoupment. The Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service with the Company that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s Shares (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Shares.
The parties have executed this Agreement as of the date first set forth above.

GOPRO, INC.
By:
Its:

RECIPIENT
Signature:
Please Print Name:

RECEIPT
GoPro, Inc. hereby acknowledges receipt of (check as applicable):
A check in the amount of $_______________
The cancellation of indebtedness in the amount of $_______________
given by _____________________ as consideration for the book entry in the Participant’s name or Certificate No. -__ for ____________ shares of Common Stock of GoPro, Inc.
Dated: _____________________

GOPRO, INC.
By:
Its:

RECEIPT AND CONSENT
The undersigned Participant hereby acknowledges the book entry in the Participant’s name or receipt of a photocopy of Certificate No. ‑________ for ________________ shares of Common Stock of GoPro, Inc. (the “Company”).
The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Agreement that Participant has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name. To facilitate any transfer of Shares to the Company pursuant to the Restricted Stock Agreement, Participant has executed the attached Assignment Separate from Certificate.

Date	___________,20___
Signature
Please Print Name

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of __________________, ____, [COMPLETE AT THE TIME OF PURCHASE] (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto ___________________________, __________ shares of the Common Stock of GoPro, Inc., a Delaware corporation (the “Company”), standing in the undersigned's name on the books of the Company represented hereby by book entry or by Certificate No(s). ______ [COMPLETE AT THE TIME OF PURCHASE] delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Date:	____________,_____
PARTICIPANT

(Signature)

(Please Print Name)

Instructions to Participant: Please do not fill in any blanks other than the signature line. The purpose of this document is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Right” set forth in the Agreement without requiring additional action by the Participant.